AGREEMENT AND PLAN OF

                                 REORGANIZATION

                                     between

                                CITIZENS BANCORP

                                       and

                                 LINCOLN BANCORP

                                 March 21, 2000


















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                                TABLE OF CONTENTS

Article I    Certain Definitions; Interpretation...............................1
             1.01          Certain Definitions.................................1
             1.02          Interpretation......................................7

Article II   The Merger........................................................7
             2.01          The Merger..........................................7
             2.02          Reservation of Right to Revise Structure............8
             2.03          Effective Time......................................8
             2.04          Integration.........................................9
             2.05          Accounting Treatment................................9

Article III  Consideration.....................................................9
             3.01          Consideration.......................................9
             3.02          Rights as Shareholders; Stock Transfers............11
             3.03          Fractional Shares..................................11
             3.04          Exchange Procedures................................12
             3.05          Anti-Dilution Adjustments..........................13

Article IV   Actions Pending the Merger.......................................13
             4.01          Forbearances of Citizens...........................13
             4.02          Forbearances of Lincoln............................16

Article V    Representations and Warranties...................................17
             5.01          Disclosure Schedules...............................17
             5.02          Standard...........................................17
             5.03          Representations and Warranties of Citizens.........17
             5.04          Representations and Warranties of Lincoln..........28

Article VI   Covenants........................................................32
             6.01          Reasonable Best Efforts............................32
             6.02          Shareholder Approval...............................33
             6.03          Registration Statement.............................33
             6.04          Press Releases.....................................34
             6.05          Access; Information................................34
             6.06          Acquisition Proposals..............................35
             6.07          Affiliate Agreements...............................36
             6.08          NASDAQ Listing.....................................36

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             6.09          Regulatory Applications............................36
             6.10          D & O Insurance....................................36
             6.11          Accountants' Letters...............................37
             6.12          Notification of Certain Matters....................37
             6.13          Advisory Directors.................................37
             6.14          Stock Option Plan..................................38
             6.15          Recognition and Retention Plan.....................38
             6.16          ESOP...............................................39
             6.17          Defined Benefit Pension Plan.......................39
             6.18          Executive Supplemental Retirement
                                Income Agreements.............................40
             6.19          Employee Matters...................................40

Article VII  Conditions to Consummation of the Merger.........................42
             7.01          Conditions to Each Party's Obligation
                                to Effect the Merger..........................42
             7.02          Conditions to Obligation of Citizens...............44
             7.03          Conditions to Obligation of Lincoln................45

Article VIII Termination......................................................46
             8.01          Termination........................................46
             8.02          Effect of Termination and Abandonment..............47
             8.03          Termination Fee....................................47

Article IX   Miscellaneous....................................................48
             9.01          Survival...........................................48
             9.02          Waiver; Amendment..................................48
             9.03          Counterparts.......................................48
             9.04          Governing Law......................................48
             9.05          Expenses...........................................48
             9.06          Notices............................................48
             9.07          Entire Understanding;
                                No Third Party Beneficiaries..................49

List of Exhibits..............................................................52





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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of March 21, 2000, by and between CITIZENS BANCORP, an Indiana corporation with its headquarters in Frankfort, Indiana ("Citizens") and LINCOLN BANCORP, an Indiana corporation with its principal place of business in Plainfield, Indiana ("Lincoln").

                              W I T N E S S E T H :

A. Each of the parties desire to effect a merger of Citizens with and into Lincoln, with Lincoln being the surviving entity in the merger (the "Merger").

B. Citizens owns all of the issued and outstanding capital stock of Citizens Savings Bank of Frankfort, a federal savings bank with its headquarters in Frankfort, Indiana ("Citizens Savings Bank"). Lincoln owns all of the issued and outstanding capital stock of Lincoln Federal Savings Bank, a federal savings bank with its headquarters in Plainfield, Indiana ("Lincoln Savings Bank"). In addition to the Merger of Citizens and Lincoln, the parties desire to effect a merger of Citizens Savings Bank with and into Lincoln Savings Bank, with Lincoln Savings Bank being the surviving entity in the merger (the "Subsidiary Merger").

C. The Boards of Directors of Citizens and Lincoln, respectively, each have determined that it is in the best interests of their respective corporations and shareholders to effect the Merger and the Subsidiary Merger.

D. It is the intention of the parties to this Agreement that the business combinations contemplated hereby each be treated as a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                    Article I

                       Certain Definitions; Interpretation

1.01 Certain Definitions. The following terms are used in this Agreement with the meanings assigned below:

         (a)  "Acquisition Proposal" has the meaning assigned in Section 6.06.

         (b) "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

         (c) "Ancillary Documents" means, when executed and delivered, the Articles of Merger attached hereto as Exhibit A, the Subsidiary Merger Articles of Consolidation attached hereto

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         as Exhibit B, the  Merger  Agreement  for  Subsidiary  Merger  attached hereto as Exhibit C, the Affiliate Agreement attached hereto as Exhibit D, the Consulting Agreement attached hereto as Exhibit E, the Opinion of Lincoln's Counsel, Bose McKinney & Evans LLP, attached hereto as Exhibit F, and the Opinion of Citizens' Counsel, Barnes & Thornburg, attached hereto as Exhibit G.

         (d) "Change of Control" has the meaning assigned in Section 6.10(c).

         (e) "Citizens" has the meaning assigned in the preamble to this Agreement.

         (f) "Citizens Affiliate" has the meaning assigned in Section 6.07.

         (g)  "Citizens   Articles"  means  the  Articles  of  Incorporation  of
         Citizens.

         (h) "Citizens Board" means the Board of Directors of Citizens.

         (i) "Citizens By-Laws" means the By-laws of Citizens, as and if amended.

         (j) "Citizens Common Stock" means the common stock, without par value per share, of Citizens.

         (k) "Citizens ESOP" has the meaning assigned in Section 6.16.

         (l) "Citizens Preferred Stock" means the preferred stock, without par value per share, of Citizens.

         (m) "Citizens Reports" has the meaning assigned in Section 5.03(i).

         (n) "Citizens Savings Bank" has the meaning assigned in the recitals to this Agreement.

         (o) "Citizens Stock Option" means each option to purchase shares of Citizens Common Stock which is outstanding under the Citizen Stock Plan on the date as of which this Agreement is made.

         (p) "Citizens Stock Plan" means the Citizens Bancorp Stock Option Plan.

         (q) "Citizens' SEC Documents" has the meaning assigned in Section 5.03(g).

         (r) "Closing Date" has the meaning assigned in Section 2.03.

         (s) "Code" has the meaning assigned in the recitals to this Agreement.

         (t) "Compensation Plans" has the meaning assigned in Section 5.03(l).

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         (u) "Consideration" has the meaning assigned in Section 3.01(a).

         (v) "Consideration Ratio" has the meaning assigned in Section 3.01(c).

         (w) "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

         (x) "Disclosure Schedule" has the meaning assigned in Section 5.01.

         (y) "DOL" means the United States Department of Labor.

         (z) "Effective Date" means the date on which the Effective Time occurs.

         (aa) "Effective Time" means the date and time at which the Merger becomes effective.

         (bb) "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

         (cc) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (dd) "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.03(l).

         (ee)  "ERISA  Affiliate  Plan"  has the  meaning  assigned  in  Section
         5.03(l).

         (ff) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (gg) "Exchange Agent" means the entity selected by Lincoln to effect the payment of the Consideration pursuant to Section 3.01.

         (hh)     "Exchange Fund" has the meaning assigned in Section 3.04(a).

         (ii)     "Exchange Ratio" has the meaning assigned in Section 3.01(a).


         (jj)     "Fee" has the meaning assigned in Section 8.03.

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         (kk) "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

         (ll) "Hazardous Substance" means any substance in any concentration that is: (1) listed, classified or regulated pursuant to any
         Environmental   Law;  (2)  any   petroleum   product  or  by-  product,
         asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance which is or may be the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

         (mm) "Indemnified Person" has the meaning assigned in Section 5.03(l).

         (nn) "IBCL" means the Indiana Business Corporation Law, I.C. 23-1-17-1 et seq.

         (oo) "Insurance Amount" has the meaning assigned in Section 6.10(a).

         (pp) "Insurance Policies" has the meaning assigned in Section 5.03(r).

         (qq) "IRS" means the United States Internal Revenue Service.

         (rr) "KBW" means Keefe, Bruyette & Woods, Inc.

         (ss) "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         (tt) "Lincoln" has the meaning assigned in the preamble to this Agreement.

         (uu) "Lincoln Articles" means the Articles of Incorporation of Lincoln.

         (vv) "Lincoln Board" means the Lincoln Board of Directors.

         (ww) "Lincoln By-Laws" means the By-Laws of Lincoln.

         (xx) "Lincoln Common Stock" means the common stock, no par value, of Lincoln.

         (yy) "Lincoln Preferred Stock" means the preferred stock, no par value, of Lincoln.

         (zz) "Lincoln Savings Bank" has the meaning assigned in the recitals to this Agreement.

         (aaa) "Lincoln's SEC Documents" has the meaning assigned in Section 5.04(g).


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         (bbb) "Loans" means loans, leases, extensions of credit, commitments to extend credit and other assets.

         (ccc) "Market Value" has the meaning, in respect of Lincoln Common Stock and the Effective Date, assigned in Section 3.01(c).

         (ddd) "Material Adverse Effect" means, with respect to Lincoln or Citizens, any effect that (1) is both material and adverse to the financial position, results of operations or business of Lincoln and its Subsidiaries taken as a whole, or Citizens and its Subsidiaries taken as a whole, respectively, other than (A) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines (generally accepted accounting principles or otherwise) applicable to depository institutions generally, or in general levels of interest rates, and (B) payments associated with the Merger as contemplated by this Agreement; or (2) would materially impair the ability of either Lincoln or Citizens to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement.

         (eee) "Merger" has the meaning assigned in the preamble to this Agreement.

         (fff) "Multiemployer Plan" means, with respect to any person, a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (ggg)    "NASDAQ" means The NASDAQ Stock Market.

         (hhh)   "New Certificates" has the meaning assigned in Section 3.04(a).

         (iii) Non-Vested Citizens Stock Option means each Citizens Stock Option which, as of the Effective Date, has not yet become exercisable.

         (jjj)   "Old Certificates" has the meaning assigned in Section 3.04(b).

         (kkk)    "OTS" means the Office of Thrift Supervision.

         (lll)    "PBGC" means the Pension Benefit Guaranty Corporation.

         (mmm) "Pension Plan" has the meaning assigned in Section 5.03(l).

         (nnn)  "Per Share  Cash  Consideration"  has the  meaning  assigned  in
         Section 3.01(a).

         (ooo) "Per Share  Stock  Consideration"  has the  meaning  assigned  in
         Section 3.01(a).


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         (ppp) "Person" means any individual,  bank, savings bank,  corporation,
         partnership,   association,  joint-stock  company,  business  trust  or
         unincorporated organization.

         (qqq) "Previously Disclosed" means, with respect to Citizens or Lincoln, information set forth in such party's Disclosure Schedule.

         (rrr)    "Proxy Statement" has the meaning assigned in Section 6.03.

         (sss)  "Registration  Statement"  has the  meaning  assigned in Section
         6.03.

         (ttt) "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

         (uuu) "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

         (vvv)    "SEC" means the Securities and Exchange Commission.

         (www) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (xxx) "Subsidiary" and "Significant Subsidiary" have the meanings assigned to them in Rule 1-02 of Regulation S-X of the SEC.

         (yyy) "Subsidiary Merger" has the meaning assigned in the recitals to this Agreement.

         (zzz) "Superior Proposal" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of the corporation receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal,
         (1) if accepted, is significantly more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the Merger for the applicable corporation and its shareholders and other relevant constituencies.

         (aaaa)  "Surviving  Corporation"  has the  meaning  assigned in Section
         2.01.

         (bbbb) "Taxes" means all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license,

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         withholding,  payroll, employment,  employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

         (cccc)   "Tax Returns" has the meaning assigned in Section 5.03(o).

         (dddd)   "TRA" has the meaning assigned in Section 5.03(l).

         (eeee) "Trident" means Trident Securities, a division of McDonald Investments, Inc.

         (ffff) Vested Citizens Stock Option means each Citizens Stock Option which is or would have been but for its cancellation pursuant to
         Section 3.01(b) exercisable as of the Effective Date.

1.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other affiliates, to take appropriate action in connection therewith. References herein to "transaction contemplated by this Agreement" shall be deemed to include a reference to the Subsidiary Merger and the transactions contemplated by the Ancillary Documents.

                                   Article II

                                   The Merger

2.01 The Merger. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

         (a) Structure and Effects of the Merger. Citizens shall merge with and into Lincoln, and the separate corporate existence of Citizens shall thereupon cease. Lincoln shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Indiana, and the separate corporate existence of Lincoln with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the IBCL.

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         (b)  Articles  of  Incorporation.  The  Lincoln  Articles  as in effect immediately prior to the Effective Time shall continue to be the articles of incorporation of the Surviving Corporation following the Merger, until duly amended in accordance with the terms thereof and the IBCL.

         (c) By-Laws. The Lincoln By-laws as in effect immediately prior to the Effective Time shall continue to be the by-laws of the Surviving Corporation following the Merger, until duly amended in accordance with the terms thereof and the Lincoln Articles.

         (d) Directors. The directors of Lincoln immediately prior to the Effective Time shall continue to hold such positions following the Merger, and such directors shall hold office until such time as their successors shall be duly elected and qualified; provided, however, that Fred Carter (or in the event he is not able to serve, another director of Citizens, selected in the sole discretion of the Citizens Board prior to the Effective Time) shall be appointed to the Board of Directors of Lincoln and Lincoln Savings Bank for a two year term ending in 2002 effective as of the Effective Time. Following his service as a director of Lincoln and Lincoln Savings Bank, Fred Carter shall be appointed as a director emeritus of the Board of Directors of Lincoln Savings Bank to serve for at least one additional year in such position.

         (e)  Officers.   The  officers  of  Lincoln   holding  such   positions
         immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation following the Merger.

2.02 Reservation of Right to Revise Structure. At Lincoln's election, the Merger may alternatively be structured so that (a) Citizens is merged with and into any other direct or indirect wholly owned subsidiary of Lincoln or (b) any direct or indirect wholly owned subsidiary of Lincoln is merged with and into Citizens; provided, however, that no such change shall (x) alter or change the amount or kind of the Consideration or the treatment of the holders of Citizens Common Stock or Citizens Stock Options, (y) prevent the parties from obtaining the opinions of Bose McKinney & Evans LLP and Barnes & Thornburg referred to in Sections 7.02(d) and 7.03(d), respectively, or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

2.03 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Indiana, of Articles of Merger in accordance with IBCL Section 23-1-40-5, or at such later date and time as may be set forth in such articles, which articles shall be in substantially the same form as that attached hereto as Exhibit A. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (a) on the date that is the fifth full NASDAQ trading day (the "Closing Date") to occur after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Effective Date) shall have been satisfied or waived in accordance with the terms of this Agreement, or
(b) on such date as the parties may agree in writing.

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




2.04 Integration. At the Effective Time, the parties hereto currently intend to effectuate, or cause to be effectuated, the Subsidiary Merger, pursuant to Articles of Merger substantially in the form attached hereto as Exhibit B and a merger agreement substantially in the form attached hereto as Exhibit C. The parties agree to cooperate and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Subsidiary Merger. Citizens also agrees to cooperate with Lincoln and to take all reasonable restructuring steps for regulatory purposes, as may be reasonably requested by Lincoln to merge or otherwise consolidate such legal entities to the extent desirable for regulatory or other reasons.

2.05 Accounting Treatment. The combination of Lincoln and Citizens effected by the Merger will be accounted for under the purchase method of accounting.

                                   Article III

                                  Consideration

3.01     Consideration.

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time:

                  (1) Each share of Citizens Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury stock of Citizens and shares held directly or indirectly by Lincoln, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any) shall become and be converted into the right to receive, subject to adjustment as set forth in Section 3.05:

                           (A) .9375 shares (the "Exchange Ratio") of Lincoln Common Stock (the "Per Share Stock Consideration"), and

                           (B) $9.375 in cash (such sum, the "Per Share Cash Consideration" and together with the Per Share Stock Consideration, the "Consideration"); and

                  (2) Each share of Citizens Common Stock that, immediately prior to the Effective Time, is held as treasury stock of Citizens or held directly or indirectly by Lincoln, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall by virtue of the Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

                  (3) Notwithstanding the foregoing, if any holders of Citizens Common Stock dissent from the Merger and demand dissenters' rights under the IBCL, any issued

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



                  and outstanding shares of Citizens Common Stock held by such dissenting holders shall not be converted as described in this
                  Section 3.01(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to IBCL; provided, however, that each share of Citizens Common Stock outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his or her demand for dissenters' rights or lose his or her right to exercise dissenters' rights shall have only such rights as are provided under the IBCL.

         (b) At the Effective Time, Citizens and Lincoln shall take all action necessary to cause each Vested Citizens Stock Option, without any action on the part of the holder thereof, to be converted into the right to receive from Citizens, at the Effective Time, an amount in cash equal to the excess of $18.75 over the per share exercise price for the share of Citizens Common Stock subject to such Vested Citizens Stock Option; provided however, that the payer shall withhold from such cash payment any taxes required to be withheld by applicable law. Each Vested Citizens Stock Option to which this paragraph applies will be canceled and shall cease to exist by virtue of such payment.

         (c) At the Effective Time, each Non-Vested Citizens Stock Option shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such Citizens Stock Option, a specified number of shares of Lincoln Common Stock, at a specified exercise price per share. In respect of each option under a single grant agreement outstanding to the same holder, such number shall be determined by multiplying the number of shares of Citizens Common Stock subject to such options granted under the same grant agreement by the Consideration Ratio and rounding such product to the nearest whole number, and such exercise price per share shall be determined by dividing the per share exercise price under such Citizens Stock Option or set of identical Citizens Stock Options by the Consideration Ratio and rounding such quotient to the nearest whole cent. As used herein, the Consideration Ratio means (ab+c)/b, where "a" equals the Exchange Ratio, "b" equals the per share Market Value (as hereinafter defined) of Lincoln Common Stock on the Effective Date, and "c" equals the Per Share Cash Consideration. For example, if the per share Market Value of Lincoln Common Stock on the Effective Date is $10.00 (indicating a Consideration Ratio of 1.875), a Non-Vested Citizens Stock Option to purchase 200 shares of Citizens Common Stock at an exercise price of $15.25 per share would be converted into an option to purchase 375 shares of Lincoln Common Stock at an exercise price of $8.13 per share. As used herein, "Market Value" means, with reference to a share of Lincoln Common Stock and the Effective Date, the average of the high bid and low asked price per share (the "average price") of Lincoln Common Stock on such date, or, if no such average price can be determined for such date, the most recent reported sale price per share within the preceding ten business days, or, if no such sale shall have occurred, the average price on the most recent day within such preceding ten business days for which the average price can be determined, or, if no such average price can be determined, the per share fair market value of Lincoln Common Stock on such date as determined in good faith by the

         Lincoln Board. Notwithstanding the foregoing, each Non-Vested Citizens Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to "incentive stock options," fractional shares will be rounded down to the nearest whole number of shares and where necessary the per share exercise price will be rounded up to the nearest cent. At or prior to the Effective Time, Citizens and its Subsidiaries may modify any or all outstanding Non-Vested Citizens Stock Options held by employees of Citizens and its Subsidiaries who become employees of Lincoln or its Subsidiaries on the Effective Date to provide that they shall become exercisable, subject to any applicable bank regulatory requirements, in full in the event the optionee's qualifying service with Lincoln and its Subsidiaries is terminated by Lincoln or its Subsidiaries without cause or by the optionee for good reason, in which case the Replacement Option shall reflect the terms and conditions of the Non-Vested Citizens Stock Option as so modified. At the Effective Time, Lincoln shall assume the Citizens Stock Plan; provided, however, that such assumption shall be only in respect of the Replacement Options and that Lincoln shall have no obligation with respect to any awards under the Citizens Stock Plan other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Citizens Stock Plan; provided further, that service as an advisory director of Lincoln Savings Bank provided for in Section
         6.13 below, service as a member of the Lincoln Board, and service as a member or member emeritus of the Board of Directors of Lincoln Savings Bank all shall constitute "service as a director or director emeritus of the Holding Company or its Subsidiaries" for purposes of determining when a Replacement Option terminates. At all times after the Effective Time, Lincoln shall reserve for issuance such number of shares of Lincoln Common Stock as are needed to permit the Replacement Options to be exercised in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Lincoln shall file with the SEC a registration statement on an appropriate form under the Securities Act (which may simply consist of a post-effective amendment to the Registration Statement) with respect to the shares of Lincoln Common Stock subject to the Replacement Options and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, (a) holders of Citizens Common Stock shall cease to be, and shall have no rights as, shareholders of Citizens, other than the right to receive (1) any dividend or other distribution with respect to such Citizens Common Stock with a record date occurring prior to the Effective Time and (2) the consideration provided under this Article III, and (b) holders of Citizens Stock Options shall have no further or continuing right to receive Citizens Common Stock, Lincoln Common Stock or any form of consideration other than the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Citizens or the Surviving Corporation of shares of Citizens Common Stock, and no attempted or purported exercise of Citizens Stock Options shall be effective.

3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of Lincoln Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Lincoln shall pay to each holder of Citizens Common Stock who otherwise would be entitled to a fractional share of Lincoln Common Stock an amount in cash (without interest) determined by multiplying such fraction by $18.75.

3.04     Exchange Procedures.

         (a) At or prior to the Effective Time, Lincoln shall deposit, or shall cause to be deposited, with the Exchange Agent, certificates representing the shares of Lincoln Common Stock ("New Certificates") and an estimated amount of cash to be issued as Consideration (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund").

         (b) The Surviving Corporation shall cause the New Certificates into which shares of a shareholder's Citizens Common Stock are converted on the Effective Date and/or any check in respect of any Per Share Cash Consideration, fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery (if not previously delivered) to the Exchange Agent of certificates representing such shares of Citizens Common Stock ("Old Certificates") (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any Consideration that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

         (c) As soon as reasonably practicable but in no event more than ten calendar days after the Effective Time, the Exchange Agent shall mail to each record holder of any certificate or certificates whose shares of Citizens Common Stock were converted into the right to receive the Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent and shall be in such form and have such other provisions as Citizens may reasonably specify) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Consideration.

         (d) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Citizens Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) No dividends or other distributions on Lincoln Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Citizens Common Stock converted in the Merger into the right to receive shares of such Lincoln Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Lincoln Common Stock such holder had the right to receive upon surrender of the Old Certificate.

         (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Citizens for six months after the Effective Time shall be returned to Lincoln. Any shareholders of Citizens who have not theretofore complied with this Article III shall thereafter look only to Lincoln for payment of Per Share Stock Consideration, Per Share Cash Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on Lincoln Common Stock deliverable in respect of each share of Citizens Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

3.05 Anti-Dilution Adjustments. Should Lincoln change (or establish a record date for changing) the number of shares of Lincoln Common Stock issued and outstanding prior to the Effective Date by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Lincoln Common Stock, and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                                   Article IV

                           Actions Pending the Merger

4.01 Forbearances of Citizens. From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Disclosure Schedule, without the prior written consent of Lincoln, Citizens will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. Conduct the business of Citizens and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

         (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Citizens Common Stock or any Rights with respect to Citizens Common Stock, (2) permit any additional shares of Citizens Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Citizens Common Stock, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, or (5) enter into, or take any action to cause any holders of Citizens Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of Citizens Common Stock to vote any shares of Citizens Common Stock, or cooperate in any formation of any voting trust relating to such shares.

         (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, other than (1) regular quarterly cash dividends on Citizens Common Stock in an amount not to exceed $0.07 per share paid with record and payment dates consistent with past practice and (2) dividends from wholly owned Subsidiaries to Citizens or another wholly owned Subsidiary of Citizens, as applicable (in each case consistent with past practice), on or in respect of, any shares of its capital stock, or declare or make any other distribution on any shares of its capital stock, or split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

         (d) Compensation; Employment Contracts; Etc. Enter into, amend, modify, renew or terminate any employment, consulting, severance or similar Contracts with any directors, officers or employees of, or independent contractors with respect to, Citizens or its Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except (1) for normal general increases in salary to individual employees in the ordinary course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed Contracts existing on the date hereof, (4) for benefit increases contemplated in Section 3.01(c) above or Sections 6.15, 6.16, 6.17 and
         6.18 below, or (5) to provide, if the Effective Time occurs prior to December 31, 2000, that Fred W. Carter's base compensation for the portion of calendar year 2000 prior to the Effective Time shall be $155,000 (which base compensation shall be paid by Citizens prior to the Effective Time).

         (e) Benefit  Plans.  Enter into,  establish,  adopt,  amend,  modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee or director benefit, incentive or welfare Contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or make any new or increase any outstanding grants or awards under any such Contract, plan or arrangement, in respect of any current or former directors, officers or employees of, or independent contractors with respect to, Citizens or its Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or to satisfy Previously Disclosed Contracts existing on the date hereof or (2) as are provided for in Section 3.01(b) or 3.01(c) above or Section 6.15, 6.16, 6.17 or
         6.18 below.

         (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

         (g) Acquisitions. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, (2) for short-term investments for cash management purposes, (3) pursuant to bona fide hedging transactions, or
         (4) by way of foreclosures or otherwise in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, neither
         Citizens nor any of its Subsidiaries will acquire any assets, properties or deposits of another person in any one transaction or a series of related transactions which otherwise would not be permitted by this Section 4.01.

         (h) Governing Documents. Amend the Citizens Articles, Citizens By-laws or the articles of incorporation or by-laws (or similar governing documents) of any of Citizens' Subsidiaries.

         (i) Accounting Methods. Implement or adopt any change in the accounting principles, practices or methods used by Citizens and its Subsidiaries, other than as may be required by generally accepted accounting principles, as concurred with by Citizens' independent auditors.

         (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material Contract or amend or modify in any material respect any of its existing material Contracts.

         (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate, that is not material to Citizens and its Subsidiaries, taken as a whole.

         (l) Risk Management. Except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

         (m) Indebtedness. Other than in the ordinary course of business (including creation of deposit liabilities, entry into repurchase agreements, purchases or sales of federal funds, Federal Home Loan Bank advances, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or (3) cancel, release, assign or modify any material amount of indebtedness of any other Person.

         (n) Loans. Make any loan or advance (1) other than in the ordinary course of business consistent with lending policies as in effect on the date hereof or (2) without prior consultation with Lincoln, other than residential mortgage loans, in excess of $250,000; provided that in the case of clause (1) Citizens or any of its Subsidiaries may make any such loan in the event (A) Citizens or any of its Subsidiaries has delivered to Lincoln or its designated representative a notice of its intention to make such loan and such additional information as Lincoln or its designated representative may reasonably require and (B) Lincoln or its designated representative shall not have reasonably objected to such loan by giving notice of such objection within three business days following the delivery to Lincoln of the applicable notice of intention.

         (o) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
         Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

         (p) Commitments. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (o) without first obtaining Lincoln's consent.

4.02 Forbearances of Lincoln. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Citizens, Lincoln will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. Conduct the business of Lincoln and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent herewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

         (b) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
         Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

         (c) Governing Documents. Amend the Lincoln Articles or the Lincoln By-Laws in a manner that would be materially adverse to the holders of Lincoln Common Stock.

         (d) Commitments. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (c) without first obtaining Citizens' consent.

                                    Article V

                         Representations and Warranties

5.01 Disclosure Schedules. On or prior to the date hereof, Citizens has delivered to Lincoln and Lincoln has delivered to Citizens a schedule (respectively, each party's "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express disclosure requirement contained in a provision hereof or
(2) as an exception to one or more  representations  or warranties  contained in
Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV.

5.02 Standard. No representation or warranty of Citizens or Lincoln contained in
Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance is not Previously Disclosed.

5.03 Representations and Warranties of Citizens. Except as Previously Disclosed, Citizens hereby represents and warrants to Lincoln:

         (a) Organization, Standing and Authority. Citizens is duly organized, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified to do business and is in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b) Citizens Stock. As of the date hereof, the authorized capital stock of Citizens consists solely of 5,000,000 shares of Citizens Common Stock, of which 959,401 shares are outstanding as of the date hereof, and 2,000,000 shares of Citizens Preferred Stock, of which no shares are outstanding on the date hereof. As of the date hereof, no shares of Citizens Common Stock are held in treasury by Citizens. The outstanding shares of Citizens Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of Citizens Common Stock or Preferred Stock authorized and reserved for issuance, Citizens does not have any Rights issued or outstanding with respect to Citizens Common Stock or Preferred Stock, and Citizens does not have any commitment to authorize, issue or sell any Citizens Common Stock, Preferred Stock or Rights, except pursuant to this Agreement. The Disclosure Schedule sets forth the number of shares of Citizens Common Stock and Preferred Stock which are issuable and reserved for issuance upon exercise of Citizens Stock Options as of the date hereof and the exercise price of such Citizens Stock Options.

         (c)      Subsidiaries.

                  (1) (A) The Disclosure Schedule sets forth all of Citizens' Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) Citizens owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of Citizens' Subsidiaries are or may become required to be issued (other than to it or its Subsidiaries) by reason of any Rights, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to Citizens' rights to vote or to dispose of such securities (other than to Citizens or its Subsidiaries), and (F) all the equity securities of each such Subsidiary held by Citizens or its Subsidiaries are fully paid and nonassessable and are owned by Citizens or its Subsidiaries free and clear of any Liens.

                  (2) The Disclosure Schedule describes all equity securities and interests in a partnership or joint venture of any kind in which Citizens owns, directly or indirectly, a beneficial interest, and Citizens has provided to Lincoln all material information or agreements pertaining to such interests.

                  (3) Each of Citizens' Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (d) Corporate Power. Citizens and each of its Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; Citizens has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and Citizens Savings Bank has the requisite power and authority to execute, deliver and perform its obligations as set forth in the form of Subsidiary Merger Agreement attached hereto as Exhibit C and to consummate the transactions contemplated thereby.

         (e)      Corporate Authority and Action.

                  (1) Citizens has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement, and (B) subject only to receipt of the approval of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Citizens Common Stock, to consummate the Merger. This Agreement and the Ancillary Documents to which Citizens is a party each constitute and/or will constitute the valid and legally binding obligation of Citizens, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (2) Citizens has received the opinion of Trident, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Consideration to be received in the Merger by the shareholders of Citizens is fair to the shareholders of Citizens from a financial point of view.

         (f)      Regulatory Filings; No Defaults.

                  (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Citizens or any of its Subsidiaries in connection with the execution, delivery or performance by Citizens of this Agreement, or to consummate the Merger and the other transactions contemplated hereby, except for (A) the filing with, and declaration of effectiveness by, the SEC of the Registration Statement, (B) the filing of applications with and receipt of approval thereof from the OTS with respect to the Merger and the Subsidiary Merger, (C) the filing of articles of merger with the Secretary of State of the State of Indiana pursuant to the IBCL and the filing of articles of combination with the OTS with respect to the Subsidiary Merger, (D) the filing of a notice with the NASDAQ with respect to the listing for trading of the shares of Lincoln Common Stock to be issued in the
                  Merger on the National Market System, and (E) such other filings, approvals, consents or waivers as are required under applicable law in connection with the transactions contemplated by this Agreement. As of the date hereof, Citizens is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                  (2) Subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material Contract of Citizens or of any of its Subsidiaries or to which Citizens or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Citizens Articles or the Citizens By-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

         (g)      SEC Documents; Financial Statements.

                  (1) Citizens' Annual Reports on Form 10-K and proxy statements on Form 14-A for the fiscal years ended June 30,1997, 1998 and 1999, quarterly reports on Form 10-Q for the fiscal years ended June 30, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Citizens or any of its Subsidiaries subsequent to June 30, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Citizens' SEC Documents") with the SEC, as of the date filed, (A) complied or will comply with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Citizens' SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Citizens and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such of Citizens' SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Citizens and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (2) Since June 30, 1999 on a consolidated basis Citizens and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

                  (3) Since June 30, 1999 (A) Citizens and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Citizens.

         (h) Litigation. Except as disclosed in Citizens' SEC Documents filed before the date hereof, no litigation, claim or other proceeding before any court, arbitrator or Governmental Authority is pending against Citizens or any of its Subsidiaries and, to Citizens' knowledge, no such litigation, claim or other proceeding has been threatened, which would have a Material Adverse Effect with respect to Citizens.

         (i)      Compliance with Laws. Citizens and each of its Subsidiaries:

                  (1) conducts its business in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Citizens' knowledge, no suspension or cancellation of any of them is threatened;

                  (3) has received, since December 31, 1997, no notification or communication from any Governmental Authority (A) asserting that Citizens or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Citizens' knowledge, do grounds for any of the foregoing exist), or (C) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally);

                  (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority against Citizens, any of its Subsidiaries or any officer, director or employee thereof;

                  (5) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority, or been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation; and

                  (6) since December 31, 1996, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (collectively, the "Citizens Reports"). As of their respective dates, Citizens Reports complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

         (j) Material Contracts; Defaults. The Disclosure Schedule sets forth a complete and accurate list of the following categories of material Contracts to which Citizens or any of its Subsidiaries is a party:

                  (1) any Contract that (A) is not terminable at will both without cost or other liability to Citizens or any of its Subsidiaries and upon notice of ninety (90) days or less and
                  (B) which provides for fees or other payments in excess of $30,000 per annum or in excess of $50,000 for the remaining term of the Contract;

                  (2) any Contract with a term beyond the Effective Time under which Citizens or any of its Subsidiaries created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) in an amount in excess of $30,000;

                  (3) any Contract restricting the conduct of business by Citizens or any of its Subsidiaries;

                  (4) any Contract to which Citizens or any of its Subsidiaries is a party, on the one hand, and under which any affiliate, officer, director, employee, or any person who owns more than 10% of the outstanding Citizens Common Stock or any of its Subsidiaries, on the other hand, is a party or beneficiary;

                  (5) any Contract with respect to the employment of, or payment to, any present or former directors, officers, employees or consultants relating to their services as such with Citizens or any Subsidiary; and

                  (6) any Contract involving the purchase or sale of assets with a book value greater than $50,000 entered into since December 31, 1998.

         Neither Citizens nor any of its Subsidiaries nor, to Citizens' knowledge, any other party thereto is in default under any such Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (k) Properties. Except as disclosed in the financial statements filed in its SEC Documents on or before the date hereof, Citizens and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent, or Liens held by Citizens or its Subsidiaries) to all of the material properties and assets, tangible or intangible, reflected in such financial statements as being owned by Citizens and its Subsidiaries as of the dates thereof. All buildings and all fixtures, equipment, and other property and assets which are material to its business and are held under leases or subleases by any of Citizens and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

         (l)      Employee Benefit Plans.

                  (1) Citizens' Disclosure Schedule contains a complete list of all bonus, vacation, deferred compensation, commission-based compensation, pension, retirement, profit- sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by Citizens or any of its Subsidiaries for the benefit of current or former officers, employees or directors or the beneficiaries or dependents of any of the foregoing (collectively, "Compensation Plans").

                  (2) With respect to each Compensation Plan, if applicable, Citizens has provided or made available to Lincoln, true and complete copies of existing: (A) Compensation Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the most recent Form 5500 filed with the IRS;
                  (D) the most recent actuarial report and financial  statement;
                  (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) documentation relating to loans made to Citizens' employee stock ownership plan and schedules supporting all allocations made under such plan and compliance under Sections 404 and 415 of the Code. Each Form 5500, actuarial report and financial statement referred to in the preceding sentence accurately reflects the contributions, liabilities and funding levels of the applicable Compensation Plan.

                  (3) Each of the Compensation Plans has been administered and operated in all material respects in accordance with the terms thereof and with applicable law, including ERISA, the Code and the Securities Act. Neither Citizens, any of its Subsidiaries nor any other person for whom indemnification by Citizens or any of its Subsidiaries could apply ("Indemnified Person") has incurred or is likely to incur fiduciary liability under Part 4 of Title I of ERISA with respect to any Compensation

                  Plan. Each of the Compensation Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and, except as Previously Disclosed, Citizens is not aware of any circumstances that would likely result in the revocation or denial of any such favorable determination letter. None of Citizens, any of its Subsidiaries or an Indemnified Person has engaged in any transaction or taken any action with respect to any Compensation Plan that has subjected, or could, to Citizens' knowledge, subject Citizens or any of its
                  Subsidiaries or any Indemnified Person to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. There is no pending or, to Citizens' knowledge, threatened litigation or governmental audit, examination or investigation relating to Citizens' Compensation Plans.

                  (4) No liability under Title IV of ERISA (other than premiums to the PBGC) has been or is reasonably expected to be incurred by Citizens or any of its Subsidiaries with respect to any "single-employer plan" (within the meaning of Section 4001(a)(15) of ERISA) or Multiemployer Plan currently or formerly maintained or contributed to by any of them, or the single-employer plan or Multiemployer Plan of any entity (an "ERISA Affiliate") which is considered one employer with Citizens under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or any ERISA Affiliate within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Citizens' knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Citizens, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Compensation Plan.

                  (5) All contributions, premiums and payments required to have been made under the terms of any of the Compensation Plans or applicable law have been timely made or reflected in Citizens' SEC Documents. Neither any of the Pension Plans nor ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of Citizens, any of its Subsidiaries or any ERISA Affiliate has provided, or is required to provide, security to, nor are there any circumstances requiring, or which can reasonably be expected to result in, the imposition of any lien on the assets of Citizens or any of its Subsidiaries with respect to, any Pension Plan or any ERISA Affiliate Plan pursuant to Section 401(a)(29) or Section 412(n) of the Code or pursuant to ERISA.

                  (6) To Citizens' knowledge, under each Pension Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" attributable to the participation therein of Citizens and its Subsidiaries did not exceed the then current value of the assets of such plan attributable to the participation therein of Citizens and its Subsidiaries. For this purpose, "benefit liabilities" shall be determined in accordance with Section 4001(a)(16) of ERISA on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation.

                  (7) No Compensation Plan provides benefits, including death or medical benefits, with respect to any employees or former employees of Citizens or any of its Subsidiaries (or their spouses, beneficiaries, or dependents) beyond the retirement or other termination of service of any such employee other than (A) coverage mandated by Part 6 of Title I of ERISA or
                  Section 4980B of the Code, (B) retirement or death benefits under any Pension Plan, (C) disability benefits under any Compensation Plan which is an employee welfare benefit plan (as defined under Section 3(1) of ERISA) that have been fully provided for by insurance or otherwise, or (D) benefits in the nature of severance pay under any Compensation Plan. Citizens and its Subsidiaries may amend or terminate any Compensation Plan which provides post-retirement or termination of employment benefits at any time without incurring any liability thereunder. There has been no communication to employees, former employees or their spouses, beneficiaries or dependents by Citizens or any of its Subsidiaries that promised or guaranteed such employees retiree health or life insurance or other retiree death benefits on a permanent basis or promised or guaranteed that any such benefits could not be modified, eliminated or terminated.

                  (8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby including, without limitation, as a result of any termination of employment prior to, at or following the Effective Time, will (A) result in any increase in compensation or any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any current or former director, officer or employee of Citizens or any of its Subsidiaries under any Compensation Plan or otherwise from Citizens or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation Plan, or (C) result in any acceleration of the time of payment, funding or vesting of any such benefit.

                  (9) Neither Citizens nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which are not or would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder. None of Citizens, the Surviving Corporation or any of their respective Subsidiaries will be obligated to make a payment as a result, directly or indirectly, of the transactions contemplated by this Agreement that would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  (10) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to, at or following the Effective Time), none of Lincoln, Citizens the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (m) Labor Matters. Neither Citizens nor any of its Subsidiaries is a party to or is bound by any collective bargaining Contract or understanding with a labor union or labor organization, nor is Citizens or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Citizens or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Citizens' knowledge, threatened, nor is Citizens aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

         (n) Environmental Matters. (1) To Citizens' knowledge, Citizens and each of its Subsidiaries has complied in all material respects at all times with applicable Environmental Laws; (2) to Citizens' knowledge, no property (including buildings and any other structures) currently or formerly owned or operated by Citizens or any of its Subsidiaries has been contaminated with, or has had any release of, any Hazardous Substance except as Previously Disclosed; (3) to Citizens' knowledge, neither Citizens nor any of its Subsidiaries would reasonably be expected to be ruled to be the owner or operator under any Environmental Law of any property in which it has currently or formerly held a Lien; (4) to Citizens' knowledge, neither Citizens nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; (5) neither Citizens nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (6) neither Citizens nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (7) to Citizens' knowledge, there are no circumstances or conditions involving Citizens or any of its Subsidiaries or any currently or formerly owned or operated property (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls or gas station sites) that could result in any claims, liability or investigations or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (8) Citizens has delivered to Lincoln copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Citizens, any of its Subsidiaries, any currently or formerly owned or operated property or any property in which Citizens or any of its Subsidiaries has held a Lien.

         (o) Tax Matters. (1) All returns, declarations, reports, estimates, information returns and statements required to be filed on or before the Effective Date under federal, state, local or any foreign tax laws ("Tax Returns") with respect to Citizens or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired; (2) all Tax Returns filed by Citizens and its Subsidiaries are complete and accurate in all material respects; (3) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns (or, with respect to Tax Returns for which an extension has been timely filed, will be required to be shown as due and payable when such Tax Returns are filed) have been paid or adequate reserves have been established for the payment of such Taxes; (4) no audit or examination or refund litigation with respect to any such Tax Return is pending or, to Citizens' knowledge, has been threatened; (5) all deficiencies asserted or assessments made as a result of any examination of a Tax Return of Citizens or any of its Subsidiaries have been paid in full; (6) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Citizens or its Subsidiaries; (7) Citizens and its Subsidiaries have never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than a consolidated group of which Citizens was the common parent); (8) no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Citizens or any of its Subsidiaries; (9) no tax is required to be withheld pursuant to
         Section 1445 of the Code as a result of the transfer contemplated by this Agreement; (10) Citizens and its Subsidiaries are not bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement; and (11) Citizens and its Subsidiaries have withheld and paid all Taxes that they are required to withhold from compensation income of their employees.

         (p) Risk Management. All swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Citizens' own account, or for the account of one or more of Citizens' Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Citizens or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Citizens nor its Subsidiaries, nor to Citizens' knowledge any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

         (q) Books and Records. The books and records of Citizens and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Citizens and its Subsidiaries.

         (r) Insurance. Citizens' Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Citizens or its Subsidiaries ("Insurance Policies"). Citizens and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; Citizens and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         (s) No Brokers. No action has been taken by Citizens that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by Citizens to Trident in an amount and on terms Previously Disclosed.

         (t) Disclosure. The information Previously Disclosed or otherwise provided to Lincoln in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to Lincoln hereunder are true and complete.

5.04 Representations and Warranties of Lincoln. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Lincoln hereby represents and warrants to Citizens as follows:

         (a) Organization, Standing and Authority. Lincoln is duly organized, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b)      Lincoln Stock.

                  (1) As of the date hereof, the authorized capital stock of Lincoln consists solely of 20,000,000 shares of Lincoln Common Stock, of which 5,892,725 shares are outstanding, and 2,000,000 shares of Lincoln Preferred Stock, of which no shares are outstanding as of the date hereof. As of the date hereof, except as Previously Disclosed, there are no shares of Lincoln Common Stock authorized and reserved for issuance, Lincoln does not have any Rights issued or outstanding with respect to Lincoln Common Stock, and Lincoln does not have any commitment to authorize, issue or sell any Lincoln Common Stock or Rights, except pursuant to this

                  Agreement. The number of shares of Lincoln Common Stock which are issuable and reserved for issuance upon exercise of Lincoln Stock Options as of the date hereof and the exercise price of such Lincoln Stock Options are Previously Disclosed.

                  (2) The shares of Lincoln Common Stock to be issued as Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (c) Subsidiaries. Each of Lincoln's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         (d) Corporate Power. Lincoln and each of its Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; Lincoln has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and Lincoln Savings Bank has the requisite power and authority to execute, deliver and perform its obligations as set forth in the form of Subsidiary Merger Agreement attached hereto as Exhibit C and to consummate the transactions contemplated thereby.

         (e)      Corporate Authority and Action.

                  (1) Lincoln has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement, and (B) subject only to the registration and issuance of the Lincoln Common Stock to be provided as part of the Consideration, to consummate the Merger. This Agreement and the Ancillary Documents to which Lincoln is a party each constitute and/or will constitute the valid and legally binding obligation of Lincoln, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (2) Lincoln has received the opinion of KBW, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Consideration to be received in the Merger by the shareholders of Lincoln is fair to the shareholders of Lincoln from a financial view point.

         (f)      Regulatory Approvals; No Defaults.

                  (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Lincoln or any of its Subsidiaries in connection with the execution, delivery or performance by Lincoln of this Agreement, or to consummate the Merger and the other transactions contemplated hereby, except for (A) the filing with, and declaration of effectiveness by, the SEC of the Registration Statement, (B) the filing of applications with and receipt of approval thereof from the OTS, with respect to the Merger and the Subsidiary Merger, (C) the filing of articles of merger with the Secretary of State of the State of Indiana pursuant to the IBCL and the filing of articles of combination with the OTS with respect to the Subsidiary Merger, (D) the filing of a notice with the NASDAQ with respect to the listing for trading of the shares of Lincoln Common Stock to be issued in the Merger on the National Market System, and (E) such other filings, approvals, consents or waivers as are required under applicable law in connection with the transactions contemplated by this Agreement. As of the date hereof, Lincoln is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in
                  Section 7.01(b).

                  (2) Subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of Lincoln or of any of its Subsidiaries or to which Lincoln or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Lincoln Articles or the Lincoln By-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

         (g)      SEC Documents; Financial Statements.

                  (1) Lincoln's Annual Reports on Form 10-K and proxy statements on Form 14-A for the fiscal years ended December 31, 1998 and1999, quarterly reports on Form 10- Q filed during the fiscal year ended December 31, 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Lincoln or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Lincoln's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Lincoln SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Lincoln and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such of Lincoln's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Lincoln and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (2) Since December 31, 1999 on a consolidated basis Lincoln and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                  (3) Since December 31, 1999 (A) Lincoln and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Lincoln.

         (h) Litigation. Except as disclosed in Lincoln's SEC Documents filed before the date hereof, no litigation, claim or other proceeding before any court, arbitrator or Governmental Authority is pending against Lincoln or any of its Subsidiaries and, to Lincoln's knowledge, no such litigation, claim or other proceeding has been threatened.

         (i)      Compliance with Laws. Lincoln and each of its Subsidiaries:

                  (1) conducts its business in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened;

                  (3) has received, since December 31, 1997 no notification or communication from any Governmental Authority (A) asserting that Lincoln or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Lincoln's knowledge, do any grounds for any of the foregoing exist) or (C) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally); and

                  (4) is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority, or been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation.

         (j) No Brokers. No action has been taken by Lincoln that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by Lincoln to KBW.

         (k) Disclosure. The information Previously Disclosed or otherwise provided to Citizens in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to Citizens hereunder are true and complete.

                                   Article VI

                                    Covenants

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Citizens and Lincoln agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as
practicable   and  otherwise  to  enable   consummation   of  the   transactions
contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02     Shareholder Approval.

         (a) Citizens agrees to take, in accordance with applicable law, applicable rules of NASDAQ, and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the consummation of the actions and transactions contemplated hereby, and to solicit shareholder approval and adoption, as promptly as practicable after the Registration Statement is declared effective. The Citizens Board is recommending and, unless the board of directors, after having consulted with and considered the advice of outside counsel and Trident, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Indiana law, the Citizens Board will continue to recommend to the shareholders of Citizens, that it approves this Agreement and take any other action required to permit consummation of the transactions contemplated hereby.

         (b) Each of Citizens and Lincoln agree to take all action necessary in their respective capacities as sole shareholder of Citizens Savings Bank and Lincoln Savings Bank to approve and adopt the Merger Agreement for Subsidiary Merger and the transactions contemplated thereby.

6.03     Registration Statement.

         (a) Lincoln agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by Lincoln with the SEC in connection with the issuance of Lincoln Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Citizens constituting a part thereof (the "Proxy Statement") and all related documents). Citizens agrees to cooperate, and to cause its Subsidiaries to cooperate, with Lincoln, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and, provided that Citizens and its Subsidiaries have cooperated as required above, Lincoln agrees to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of Citizens and Lincoln agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Lincoln also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Citizens agrees to furnish to Lincoln all information concerning Citizens, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

         (b) Each of Citizens and Lincoln agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statements and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the shareholders meetings for the respective corporations, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Citizens and Lincoln further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statements.

         (c) Lincoln agrees to advise Citizens, promptly after Lincoln receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Lincoln Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. Each of Citizens and Lincoln agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to Citizens, is required by law or regulation and as to which Citizens has used its best efforts to discuss with Lincoln in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of Citizens or any of its representatives that was not permitted by this Agreement).

6.05     Access; Information.

         (a) Each of Citizens and Lincoln agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each of Citizens and Lincoln agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 unless such information (1) was already known to such party, (2) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the party to which such information pertains or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

         (c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

6.06 Acquisition Proposals. Citizens agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Citizens or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Citizens or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided however, that if Citizens is not otherwise in violation of this Section 6.06, the Citizens Board may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the Citizens Board, after consultation with its outside counsel and Trident, determines in good faith that its failure to engage in any such negotiations or discussions would constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Indiana law. Citizens shall promptly (within 24 hours) advise Lincoln following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and advise Lincoln of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statements, Citizens shall deliver to Lincoln a schedule of each person that, to Citizens' knowledge, is or is reasonably likely to be, as of the date of Citizens shareholders' meeting, deemed to be an "affiliate" of it (each, a "Citizens Affiliate") as that term is used in Rule 145 under the Securities Act. Citizens agrees to use its reasonable best efforts to cause each person who may be deemed to be a Citizens Affiliate to execute and deliver to Citizens and Lincoln on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D.

6.08 NASDAQ Listing. Lincoln agrees to use its reasonable best efforts to list, prior to the Effective Date, on the National Market System of NASDAQ, subject to official notice of issuance, the shares of Lincoln Common Stock to be issued to the holders of Citizens Common Stock in the Merger.

6.09     Regulatory Applications.

         (a) Lincoln and Citizens and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and
         Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Lincoln and Citizens agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. Copies of applications and correspondence with such Governmental Authorities promptly shall be provided to the other party.

         (b) Each of Lincoln and Citizens agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

6.10     D & O Insurance.

         (a) For a period of two years from the Effective Time, Lincoln shall use its reasonable best efforts to obtain an endorsement to its director's and officer's liability insurance policy to cover the present and former officers and directors of Citizens or any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Citizens; provided however, that if Lincoln is unable to obtain such endorsement, then Citizens may purchase tail coverage under its existing director and officer liability insurance policy for such claims; provided further that in no event shall Lincoln be required to expend each year during such two-year period more than twice the current annual amount spent by Citizens (the "Insurance Amount") to maintain or procure its current directors' and officers' insurance coverage; provided further, that if Lincoln is unable to maintain or obtain the insurance called for by this Section 6.10(a), Lincoln shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Citizens or any Subsidiary may be required to make application and provide customary representations and warranties to Lincoln's insurance carrier for the purpose of obtaining such insurance.

         (b) For six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of Citizens and its Subsidiaries against all losses, expenses (including attorneys' fees), claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the IBCL and by Lincoln's Articles of Incorporation as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

         (c) If Lincoln shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity (a "Change of Control"), then and in each case, proper provision shall be made so that the successors and assigns of Lincoln shall assume the obligations set forth in this Section 6.10 and in Sections 2.01(d), 6.13 and 6.20 below.

6.11 Accountants' Letters. Each of Citizens and Lincoln shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, letters of Olive LLP, independent auditors, dated (1) the date on which the Registration Statement shall become effective and (2) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

6.12 Notification of Certain Matters. Each of Citizens and Lincoln shall give prompt notice to the other of any fact, event or circumstance known to it that
(1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse

Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13 Advisory Directors. As of the Effective Time, Lincoln agrees to cause Lincoln Savings Bank to appoint each person, other than Fred W. Carter, who immediately prior to the Effective Time was a director or director emeritus of Citizens or Citizens Savings Bank, as an advisory director of Lincoln Savings Bank. Such advisory directors and advisory directors emeritus shall meet semi-annually and shall advise Lincoln on facilitating a smooth transition of Citizens' business into Lincoln's following the Merger. Subject to applicable regulatory requirements, unless Cause exists for their removal, they shall be re-appointed annually to serve in such capacities through March 31, 2003 and shall receive annual fees of $1,000 for such service. For purposes of this
Section 6.13, "Cause" means a conviction of a felony or any crime involving an element of moral turpitude.

6.14 Stock Option Plan. Within 45 days of the date as of which this Agreement is dated, Citizens will obtain written consents from each holder to whom a Citizens Stock Option is outstanding (i) consenting to the disposition of such option in accordance with the provisions of Section 3.01(b) or 3.01(c) above, (ii) agreeing not to exercise such option on or before the Effective Date unless (A) this Agreement is terminated and the Merger is abandoned pursuant to Article VIII or (B) such exercise is made not more than one week before the date on which the option otherwise would cease to be exercisable.

6.15 Recognition and Retention Plan. At the Effective Time, Lincoln Savings Bank will assume the Citizens Savings Bank Recognition and Retention Plan and Trust (the "RRP Plan"). Prior to the Effective Time, Citizens Savings Bank will take the necessary steps to (i) cause any shares of Citizens Common Stock held in the Plan Share Reserve of the RRP Plan to be returned to Citizens and canceled and
(ii) amend the RRP Plan, effective as of the Effective Time, (A) to define "Bank" to refer to Lincoln Savings Bank instead of to Citizens Savings Bank, (B) to define "Holding Company" to refer to Lincoln instead of to Citizens, (C) to define "Committee" to refer to the Compensation Committee of the Lincoln Board instead of to the Stock Compensation Committee of the Citizens Board, (D) to define "Common Stock" to refer to Lincoln Common Stock instead of to Citizens Common Stock, (E) to delete Sections 3.07, 5.01 and 5.02, (F) to provide in
Section 5.03 that no further contributions may be made to the Trust, that shares of Lincoln Common Stock received as Per Share Stock Consideration for Citizens Common Stock shall be retained and held subject to the same Award to which such Citizens Common Stock was subject, and that cash received as Per Share Cash Consideration for Citizens Common Stock shall be applied to the purchase of shares of Lincoln Common Stock on the open market, which shares shall be retained and held subject to the same Award to which such Citizens Common Stock was subject, (G) to provide in Section 7.01 that service as an advisory director of Lincoln Savings Bank provided for in Section 6.13 above, service as a director or director emeritus of Lincoln Savings Bank, and service as a director of Lincoln shall each constitute "service as a Director or Director Emeritus" for purposes of determining the extent to which Plan Share Awards are earned, and (H) to provide in Section 9.02 that the power to amend or terminate shall not include the right to cancel outstanding Plan Share Awards or to require shares of Lincoln Common Stock or other assets subject to any outstanding

Award to be released from the trust under the RRP Plan while the Award remains outstanding. In addition, prior to the Effective Time, Citizens Savings Bank may modify any or all outstanding RRP Plan Awards held by employees of Citizens and its Subsidiaries who became employees of Lincoln or its Subsidiaries on the Effective Date to provide that the Award shall become fully vested, subject to any applicable bank regulatory requirements, in the event the grantee's qualifying service with Lincoln and its Subsidiaries (or their successors) is terminated by Lincoln and its Subsidiaries (or their successors) without cause or by the grantee for good reason. The trustee of the trust under the RRP Plan shall not be obligated to purchase shares of Lincoln Common Stock on the open market as provided in (F) above at any time Lincoln is engaged in an open market stock repurchase program. For purposes of this Section 6.15 only, to the extent the capitalized terms in this Section 6.15 are defined and capitalized in the governing documents and outstanding grant agreements of the RRP Plan as in effect on the date hereof and are not otherwise specially defined or dealt with in this Agreement, such capitalized terms shall have the meanings assigned to them in such governing documents and outstanding agreements.

6.16 ESOP. As of the Effective Date, the Citizens Employee Stock Ownership Plan (the "Citizens ESOP") shall be terminated, all shares of Citizens Common Stock held by the Citizens ESOP shall be converted into rights to receive the Merger Consideration in respect thereof, all outstanding indebtedness of the Citizens ESOP shall be repaid, any assets remaining in the suspense fund under the Citizens ESOP shall be allocated to Participants' Company Contribution Accounts under the Citizens ESOP either pursuant to Sections 4.2 and 8.7(h) of the Citizens ESOP in the case of amounts attributable to Company Contributions made prior to the Effective Date for the Plan Year which includes the Effective Date or pursuant to Section 8.7(j) of the Citizens ESOP in the case of any other amounts, and the net assets of the Citizens ESOP shall be distributed to Participants under the Citizens ESOP and their Beneficiaries, subject to the receipt of a favorable determination letter from the IRS and except as otherwise required by applicable law. Citizens shall file the notifications or applications  with the IRS  necessary  to  comply  with the  provisions  of this
Section 6.16. If for any reason the IRS will not permit the Citizens ESOP to be terminated or distributions be made to employees of Citizens and its Subsidiaries as provided above unless the Citizens ESOP is amended, Citizens may make such required amendment; provided, however, that (i) no such amendment shall require or have the effect of requiring Lincoln or its Subsidiaries to make any contributions to the Citizens ESOP at or after the Effective Time, (ii) no such amendment shall require or have the effect of requiring Citizens or its Subsidiaries to make any contributions to the Citizens ESOP at or prior to the Effective Time in addition to any contributions that otherwise would be required, (iii) any such amendment shall be conditioned upon its not having an adverse effect upon the qualified status of the Citizens ESOP under Section 401(a) of the Code, and (iv) no such amendment shall require or have the effect of requiring the continuation of the Citizens ESOP after the Effective Date except to the extent and for so long as the Citizens ESOP may be so continued without having an adverse effect on the qualified status under Section 401(a) of the Code of any other employee pension benefit plan of Lincoln or a Subsidiary of Lincoln that is intended to be so qualified. Citizens and its Subsidiaries shall make no contributions to the Citizens ESOP between the date hereof and the Effective Date other than such as may be required to maintain the tax-qualified status of the Citizens

ESOP or to enable the Citizens ESOP to make required payments on the loans currently outstanding to it.

6.17 Defined Benefit Pension Plan. Citizens Savings Bank and Lincoln Savings Bank both maintain qualified defined benefit pension programs through participation in the Financial Institutions Retirement Fund ("FIRF"). Citizens Savings Bank shall make contributions to the Citizens Savings Bank FIRF between the date hereof and the Effective Date only to the extent required to maintain the Plan's tax-qualified status and avoid any federal income taxes or penalties attributable to the Plan's funding status. At or prior to the Effective Time, Citizens Savings Bank may amend its FIRF Plan to take into account, for purposes of determining a participant's rate of base compensation for the calendar year 2000 and subsequent calendar years, increases in such rate occurring during the applicable year. At the Effective Time, subject to applicable law and the requirements of the FIRF Plan, Lincoln Savings Bank shall assume the FIRF Plan of Citizens Savings Bank, merge such Plan into its own FIRF Plan, and amend as necessary the participation agreement of such merged FIRF Plan so that, (i) from and after the Effective Time, employees of Citizens Savings Bank who become employees of Lincoln Savings Bank will accrue benefits pursuant to the FIRF Plan as adopted by Lincoln Savings Bank resulting from the merger of the Citizens Savings Bank FIRF Plan with the Lincoln Savings Bank FIRF Plan, and (ii) from and afer the merger of those Plans, former Citizens employees participating in the merged Plan shall receive credit for eligibility, vesting, and benefit accrual purposes, for the service of such employees with Citizens and its Subsidiaries prior to the Effective Time as if such service were with Lincoln and its Subsidiaries; provided, however, that the accrued benefit of any such former Citizens employee in respect of service prior to the Effective Time shall be determined under the benefit formulae under the Citizens Savings Bank FIRF Plan as in effect from time to time prior to the Effective Time; provided further, that for benefit accrual purposes, service prior to the Effective Time that was not taken into account for such purposes under the Citizens Savings Bank FIRF Plan shall not be taken into account under the Lincoln Savings Bank FIRF Plan. Nothing herein shall be deemed to preclude Lincoln and its Subsidiaries from amending or terminating the Lincoln Savings Bank FIRF Plan after the Effective Time.

6.18 Executive Supplemental Retirement Income Agreements. From and after the Effective Date, Lincoln Savings Bank will assume the rights and obligations of Citizens Savings Bank under its executive supplemental retirement income agreements with Fred W. Carter, Stephen D. Davis and Cindy S. Chambers and director deferred compensation agreement with Fred W. Carter, all as in effect on the date hereof and amended as herein provided. Prior to the Effective Date, Citizens Savings Bank may amend such agreements (i) to provide that they cannot be amended at or after the Effective Time without the consent of the affected employee (or former employee) or director (or former director) or his or her successor or beneficiary and (ii) to provide, in the event of a Change of Control of Lincoln, for the immediate payment to the affected employee (or former employee) or director (or former director), or his or her successor or beneficiary, in one lump sum, of the entire remaining nonforfeitable accrued benefit thereunder, such payment to be in an amount equal to the actuarial equivalent of such remaining benefit as the same then would be determined under the FIRF Plan.

6.19     Employee Matters.

         (a) Lincoln agrees that those employees of Citizens or its Subsidiaries who become employees of Lincoln or its Subsidiaries on the Effective Date ("Former Citizens Employees"), while they remain employees of Lincoln or its Subsidiaries after the Effective Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than those provided by Lincoln to similarly situated employees of Lincoln and its Subsidiaries. At the Effective Time, except as otherwise provided in
         Section 6.17 above, Lincoln will amend or cause to be amended each employee benefit plan of Lincoln and its Subsidiaries in which Former Citizens Employees are eligible to participate, to the extent necessary, so that as of the Effective Time (i) such plans take into account for purposes of eligibility, vesting, and benefit accrual, the service of such employees with Citizens and its Subsidiaries as if such service were with Lincoln and its Subsidiaries, to the same extent that such service was credited under a comparable plan of Citizens and its Subsidiaries, (ii) Former Citizens Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of Lincoln or its Subsidiaries in which they are eligible to participate and may commence participation in such plans on the Effective Date, (iii) Former Citizens Employees will retain credit for unused sick leave and vacation pay which has been accrued as of the Effective Time, (iv) for purposes of determining the entitlement of Former Citizens Employees to sick leave and vacation pay following the Effective Time, the service of such employees with Citizens and its Subsidiaries shall be treated as if such service were with Lincoln and its Subsidiaries, and (v) Former Citizens Employees shall become eligible to participate in the Lincoln Federal Savings
         Bank 401(k) plan on the first plan entry date following their satisfaction of the eligibility requirements of such plan. Notwithstanding the foregoing, Lincoln is not required to cover until January 1, 2002, under its own employee stock ownership plan those former employees of Citizens and its Subsidiaries who participated in the Citizens ESOP.

         (b) Citizens and its Subsidiaries will comply with applicable law and the terms of the relevant Compensation Plan with respect to the voting of any Citizens Common Stock held by any such plan.

         (c) Fred W. Carter is retiring and will cease to be an employee of Citizens or Citizens Savings Bank or their respective successors as of the Effective Time. Prior to the Effective Time, Mr. Carter will continue to be paid the compensation provided for in his employment agreement with Citizens Savings Bank and will continue participating in the employee benefit, retirement, and compensation plans and other perquisites provided for in such agreement. Any benefits payable under insurance, health, retirement and bonus plans through the Effective Date will be paid when due under those plans. Citizens shall pay to Mr. Carter (or his estate in the event of his death prior to the Effective
         Time) a cash sum (the "Cash Sum") equal to the sum of (i) $412,000, less (ii) any excess of his base compensation from Citizens and its Subsidiaries for the portion of calendar year 2000 preceding the Effective Time over the amount of base compensation to which he would have been entitled for such period had his base compensation been payable ratably during such calendar year at the annual rate of $155,000. Of this amount $150,000 shall be paid to Mr. Carter on January 2, 2001, and the balance shall be paid to him at the Effective Time; provided, however, that all of such amount shall be paid to Mr. Carter at the Effective Time if it shall be determined by Olive LLP (or another independent accounting firm mutually agreeable to Lincoln and Mr. Carter) that this is necessary in order for such amount to be accrued as an expense of Citizens and it Subsidiaries for the accounting period which includes the Effective Date. Citizens Savings Bank will use its best efforts to obtain from Mr. Carter, within 30 days after the date as of which this Agreement is dated, (i) an acknowledgment that his employment is terminating otherwise than pursuant to subsections 7(A), 7(B), 7(C), 7(D) or 7(E) of his employment agreement and (ii) a binding written commitment, in the event the Merger is consummated, to accept the amounts payable under this Section 6.19(c) in lieu of any amounts that otherwise would be payable under section 8 of his employment agreement. The amounts payable under this Section 6.19(c) shall be paid whether or not Mr. Carter is required to terminate his employment with Citizens Savings Bank prior to the Effective Date for any reason, including, without limitation, his disability.

         (d) Lincoln Savings Bank wants to retain the services of Fred W. Carter as a consultant pursuant to the terms of the Consulting Agreement attached hereto as Exhibit E. Lincoln Savings Bank will use its best efforts to negotiate and enter into with Mr. Carter, within 45 days from the date as of which this Agreement is dated, an agreement retaining Mr. Carter as a consultant, to become effective as of the Effective Time, either on the terms set forth in Exhibit E or on such alternative terms as Mr. Carter and Lincoln Savings Bank mutually may agree.

         (e) With the exception of Fred W. Carter, Lincoln intends to retain Citizens employees for at least six months following the Effective Date in positions comparable to those they currently hold with Citizens or its Subsidiaries.

6.20 Severance. With the exception of Fred W. Carter, those employees of Citizens or its Subsidiaries as of the Effective Time (i) who are not employed by Lincoln or its Subsidiaries after the Effective Time or are terminated or voluntarily resign as of a date within six months after the Effective Date after being notified that, as a condition of employment, such employee must work at a location more than 30 miles from such employee's former location of employment or that such employee's salary will be materially decreased and (ii) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit H, shall be entitled to severance pay equal to one week of pay, at their rate of pay in effect at the Effective Time, for each full year of continuous service with Citizens or its Subsidiaries or their successors not in excess of 26 years completed prior to the Effective Time or, in the case of employees who continue as employees of Lincoln or its Subsidiaries after the Effective Time, prior to their termination or resignation as such. Nothing in this Section 6.20 shall be deemed to limit or modify Lincoln's at will employment policy.

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





                                   Article VII

                    Conditions to Consummation of the Merger

7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Lincoln and Citizens to consummate the Merger is subject to the fulfillment or written waiver by Lincoln and Citizens prior to the Effective Time of each of the following conditions:

         (a) Shareholder Approval. This Agreement and the actions and transactions contemplated hereby shall have been duly adopted by the affirmative vote of the holders of the requisite number of the outstanding shares of Citizens Common Stock entitled to vote thereon in accordance with applicable law, the Citizens Articles and the Citizens By-laws, and the actions and transactions contemplated in the Merger Agreement for Subsidiary Merger shall have been duly adopted by Citizens and Lincoln, acting in their respective capacities as sole shareholder of Citizens Savings Bank and Lincoln Savings Bank.

         (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Merger and the Subsidiary Merger, and for the prevention of any termination of any material right, privilege, license or agreement of either Lincoln or Citizens or their respective Subsidiaries, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that Lincoln would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

         (c) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

         (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

         (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration

         Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (f) Blue Sky Approvals. All permits and other authorizations under the federal and state securities laws (other than that referred to in Section 7.01(e)) and other authorizations necessary to consummate the transactions contemplated hereby and to issue the shares of Lincoln Common Stock to be issued in the Merger shall have been received and be in full force and effect.

         (g) Listing. The shares of Lincoln Common Stock to be issued in the Merger shall have been approved for listing on the National Market System of NASDAQ, subject to official notice of issuance.

7.02 Conditions to Obligation of Citizens. The obligation of Citizens to consummate the Merger is also subject to the fulfillment or written waiver by Citizens prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Lincoln set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and Citizens shall have received a certificate, dated the Effective Date, signed on behalf of Lincoln by a senior officer of Lincoln to such effect.

         (b) Employee Matters. Either (1) Lincoln Savings Bank and Fred W. Carter shall have entered into a mutually acceptable Consulting Agreement as provided in Section 6.19(d) above or (2) Lincoln Savings Bank shall have offered to enter into the Consulting Agreement attached hereto as Exhibit E and Mr. Carter shall not have accepted such offer. Lincoln and its Subsidiaries shall have amended their FIRF Plan and other employee benefit plans, if and to the extent such amendments are required by, and subject to the conditions provided in, Sections 6.17 and 6.19(a) above.

         (c) Performance of Obligations of Lincoln. Lincoln shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Citizens shall have received a certificate, dated the Effective Date, signed on behalf of Lincoln by the Chief Executive Officer and the Chief Financial Officer of Lincoln to such effect.

         (d) Opinion of Counsel. Citizens shall have received an opinion, dated the Effective Date, of Bose McKinney & Evans LLP, counsel to Lincoln, in substantially the same form as that attached hereto as Exhibit F.

         (e) Tax Opinion of Citizens' Counsel. Citizens shall have received an opinion of Barnes & Thornburg, counsel to Citizens, to the effect that
         (1) the Merger  constitutes  a  "reorganization"  within the meaning of
         Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of Citizens to the extent they receive shares of Lincoln Common Stock as Consideration in exchange for shares of Citizens Common Stock.

         (f) Accountants' Letters. Citizens shall have received the letters referred to in Section 6.14 from Olive LLP, Lincoln's independent auditors.

         (g) Trident Fairness Opinion. Citizens shall have received the opinion of Trident, dated the date of the Proxy Statement (which shall be appended as an exhibit thereto), and an updated opinion of Trident as of the Effective Date, that the Consideration to be received in the Merger by the shareholders of Citizens is fair to the shareholders of Citizens from a financial point of view.

7.03 Conditions to Obligation of Lincoln. The obligation of Lincoln to consummate the Merger is also subject to the fulfillment or written waiver by Lincoln prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Citizens set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and Lincoln shall have received a certificate, dated the Effective Date, signed on behalf of Citizens by the Chief Executive Officer and the person acting as the chief financial officer of Citizens to such effect.

         (b) Employee Matters. Fred W. Carter shall have made the acknowledgment and binding commitment provided for in Section 6.19(c) above, in form and substance satisfactory to Lincoln, so that the obligations assumed by Lincoln Savings Bank in respect of Mr. Carter's employment agreement with Citizens Savings Bank are limited to those set forth in Section 6.19(c) above.

         (c) Performance of Obligations of Citizens. Citizens shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Lincoln shall have received a certificate, dated the Effective Date, signed on behalf of Citizens by the Chief Executive Officer and the Chief Financial Officer of Citizens to such effect.

         (d) Opinion of Counsel. Lincoln shall have received an opinion, dated the Effective Date, of Barnes & Thornburg, Counsel to Citizens, in substantially the same form as that attached hereto as Exhibit G.

         (e) Tax Opinion of Lincoln's Counsel. Lincoln shall have received an opinion of Bose McKinney & Evans LLP, counsel to Lincoln, dated the Effective Date, to the effect that the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code.

         (f) Accountants' Letters. Lincoln and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.14 from Olive LLP, Citizens' independent auditors.


                                  Article VIII

                                   Termination

8.01 Termination. This Agreement may be terminated and the Merger may be abandoned:

         (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Lincoln and Citizens, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         (b) Breach. At any time prior to the Effective Time, by Lincoln or Citizens, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party.

         (c) Delay. At any time prior to the Effective Time, by Lincoln or Citizens, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

         (d) No Approval. By Citizens or Lincoln, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non- appealable action of such Governmental Authority or (2) the shareholder approval contemplated by Section 6.02 herein is not obtained.

         (e) Failure to Recommend, Etc. By Lincoln, if (1) prior to the effectiveness of the Registration Statement, the Board of Directors of Citizens shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of Citizens' shareholders contemplated by Section 7.01(a), Citizens' Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Lincoln (whether in accordance with Section
         6.02 or otherwise).

         (f) Acceptance of Superior Proposal. By Citizens, if, without breaching
         Section 6.06, Citizens shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the Citizens Board, after consulting with and considering the advice of Citizens' outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to Citizens unless it delivers to Lincoln (1) written notice of Citizens' intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 8.03.

8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

8.03  Termination  Fee. If (1) Lincoln  terminates  this  Agreement  pursuant to
Section 8.01(e) or (2) Citizens terminates this Agreement pursuant to Section 8.01(f), then, within five business days of such termination, Citizens shall pay Lincoln by wire transfer in immediately available funds a fee of $500,000 (the "Fee"). If Citizens terminates this Agreement for any reason other than pursuant to Section 8.01(b) (at a time when Lincoln could not also terminate pursuant to
Section 8.01(b)), or if this Agreement is terminated solely by reason of the failure of Citizens to receive shareholder approval of the Merger, and if, within twelve months of the date of such termination by Citizens, a change in control of Citizens is consummated, then Citizens shall pay the Fee to Lincoln by wire transfer in immediately available funds. (For purposes of this Section 8.03, a "change in control" shall be deemed to have taken place if: (w) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than Citizens itself, a Subsidiary thereof, or any employee benefit plan of Citizens or any of its Subsidiaries, is or becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the then-issued and outstanding common stock of Citizens or the combined voting power of the then- outstanding securities of Citizens, whether through a tender offer or otherwise; (x) there occurs any consolidation or merger in which Citizens is not the continuing or surviving corporation (except for a merger in which the holders of Citizens' common and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (y) there occurs any consolidation or merger in which Citizens is the surviving corporation but in which shares of its common and/or other voting

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



stock would be converted into cash or securities of any other corporation or other property; (z) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Citizens.) Notwithstanding the foregoing, no Fee shall be required to be paid if Lincoln or Citizens terminates this Agreement solely because of Citizens to obtain the shareholder approval of this Agreement and the actions and transactions contemplated hereby.

                                   Article IX

                                  Miscellaneous

9.01 Survival. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, other than those contained in Sections 6.05(b), 8.02, and 8.03 and in this Article IX, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in Sections 6.13 and 6.20 which by their terms apply or are to be performed in whole or in part after the Effective Time and this
Article IX.

9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or (b) amended or modified at any time, by an agreement in writing executed by both parties, except that, after approval of the Merger by the shareholders of Citizens, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State.

9.05 Expenses. Subject to Sections 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and postage expenses and SEC registration fees shall be shared equally between Citizens and Lincoln.

9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a

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



recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                           If to Citizens, to:

                           Fred W. Carter, President
                           Citizens Savings Bank of Frankfort
                           60 South Main Street
                           Frankfort, Indiana 46041
                           Facsimile: (765) 654-7313

                           With a copy to:

                           Claudia V. Swhier, Esq.
                           Barnes & Thornburg
                           111 South Meridian Street
                           Indianapolis, Indiana 46204
                           Facsimile: (317) 231-7433

                           If to Lincoln, to:

                           T. Tim Unger, President
                           Lincoln Federal Savings Bank
                           1121 East Main Street
                           Plainfield, Indiana 46168
                           Facsimile: (317) 839-6775

                           With a copy to:

                           David A. Butcher, Esq.
                           Bose McKinney & Evans LLP
                           2700 First Indiana Plaza
                           135 North Pennsylvania Street
                           Indianapolis, Indiana 46204
                           Facsimile: (317) 684-5173

9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Sections 2.01(d), 6.10, 6.13, and
6.20 hereof (which are intended to be for the benefit of those present and former officers, directors, and employees of Citizens and its Subsidiaries affected thereby and may be enforced by such persons), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITIZENS BANCORP                                          LINCOLN BANCORP
("Citizens")                                              ("Lincoln")


By:  /s/ Fred W. Carter                                   By:  /s/ T. Tim Unger
   -----------------------                                   ------------------

Printed: Fred W. Carter                                   Printed: T. Tim Unger

Title:   President                                        Title:   President

         Each of the undersigned directors of Citizens hereby (a) agrees in his capacity as a director to recommend to Citizens' shareholders the approval of this Agreement and the Merger, except as otherwise provided in Sections 6.02 and
6.06 of this Agreement, and (b) agrees in his individual capacity to vote his shares of Citizens common stock that are registered in his personal name (and agrees to use his best efforts to cause all additional shares of Citizens Common Stock owned jointly with any other person or by his spouse or over which he has voting influence or control to be voted) in favor of this Agreement and the Merger. In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of Citizens with the purpose of avoiding his agreements set forth in the preceding sentence.

         Dated this 21st day of March, 2000.

                                                     /s/ Robert F. Ayres
                                                     --------------------------
                                                     Robert F. Ayres


                                                     /s/ Fred W. Carter
                                                     --------------------------
                                                     Fred W. Carter


                                                     /s/ Perry W. Lewis
                                                     --------------------------
                                                     Perry W. Lewis


                                                     /s/ John J. Miller
                                                     --------------------------
                                                     John J. Miller


                                                     /s/ Billy J. Wray
                                                     --------------------------
                                                     Billy J. Wray

                                List of Exhibits

Exhibit               Title

A              Form of Articles of Merger

B              Form of Subsidiary Merger Articles of Combination

C              Form of Merger Agreement for Subsidiary Merger

D              Form of Affiliate Agreement

E              Form of Consulting Agreement

F              Form of Opinion of Lincoln's Counsel

G              Form of Opinion of Citizens' Counsel

H              Form of Termination and Release Agreement






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